Exhibit 4.30

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

between

DANAOS CORPORATION

and

THE HOLDERS IDENTIFIED ON THE SIGNATURE PAGES HERETO

Dated as of March 2, 2011

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of March 2, 2011, between Danaos Corporation, a Marshall Islands corporation (the “Company”), and Holders of the Warrants identified on the signature pages hereto (the “Holders”).

WHEREAS, the Company is issuing, from time to time, up to an aggregate of 15,000,000 Warrants (the “Warrants”) to purchase shares of its common stock, par value U.S.$0.01 per share, which Warrants are governed by the Warrant Agreement, dated as of March 2, 2011 (the “Warrant Agreement”), between the Company and the American Stock Transfer and Trust Company, LLC, as Warrant Agent (the “Warrant Agent”); and

WHEREAS, in connection with the issuance of the Warrants, the Company has agreed to provide the Holders with the registration rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Certain Definitions.

As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value U.S.$0.01 per share, of the Company and any securities issued or issuable in exchange for or with respect to the common stock of the Company by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, exchange, merger, consolidation or other reorganization.

“Common Stock Equivalent” shall mean all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Common Stock.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“Holder” shall mean each holder of the Warrants, for so long as the holder owns any Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book entry form).

“Majority Holders” shall mean all Holders which are parties to this Agreement and which hold more than 50% of the Registrable Securities.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Registrable Securities” shall mean all Warrants and Warrant Shares, provided the Warrants and Warrant Shares shall cease to be Registrable Securities when (A) a registration statement with respect to the resale of the Warrants and the sale of Warrant Shares shall have been declared effective under the Securities Act and such Warrants or Warrant Shares shall have been disposed of in accordance with such registration statement, (B) such Warrants or Warrant Shares shall have been sold  pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) such Warrants or Warrant Shares are eligible to be sold to the public, without restriction, pursuant to Rule 144 (or any successor provision) or otherwise under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time (or any successor provision).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company to be filed with the Commission pursuant to the provisions of Section 2 hereof which covers the Registrable Securities on an appropriate form together with any amendment and supplement to such registration statement, including a post-effective amendment, in each case including the prospectus contained therein, all exhibits thereto and any material incorporated by reference therein.

“Warrant Agreement” shall mean the Warrant Agreement, dated as of March 2, 2011, between the Company and the Warrant Agent, as it may be amended from time to time.

“Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” shall mean those warrants, issued by the Company and governed by the Warrant Agreement, from time to time to purchase up to an aggregate of 15,000,000 Warrant Shares.

2.             Shelf Registration.

2.1.       Registration Rights.  The Company shall:

(a)   as expeditiously as possible but no later than 120 days after the date of this Agreement cause to be filed with the Commission the initial Shelf Registration Statement, which Shelf Registration Statement shall provide for the registration of, and the offer and sale by the Holders on a continuous or delayed basis of, all of the Registrable Securities (provided that any Holder may request that some or all of its Registrable Securities not be included in the initial Shelf Registration Statement, without prejudice to such Holder’s right to have such Registrable Securities included in the second, and final, Shelf Registration Statement (the “Second Shelf Registration Statement”); in no event shall the Company be required to file more than two Shelf Registration Statements to cover all Warrants and Warrant Shares issued under the Warrant Agreement

Exhibit A contains (i) a list of Holders electing not to include some or all of their Registrable Securities in the initial Shelf Registration Statement and (ii) a list of Persons electing to defer the issuance of their Registrable Securities, which Registrable Securities will not be included in the initial Shelf Registration Statement.

(b)   as expeditiously as possible but subject to Section 2.2, use its commercially reasonable efforts to cause the initial Shelf Registration Statement to be declared effective under the Securities Act;

(c)   use its commercially reasonable efforts to keep the initial Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act in order to ensure that (A) it is available for resales by the Holders of Registrable Securities included therein and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period from the date the initial Shelf Registration Statement is declared effective by the Commission until the date on which no Registrable Securities remain outstanding; provided, however, the Company shall not be obligated to file more than one post-effective amendment to the Shelf Registration Statement or to amend or supplement the prospectus forming a part thereof in order to include information relating to an assignee of this Agreement pursuant to Section 5.4(a) hereof more frequently than once in any 90-day period.  If at any time the Warrants represent rights to purchase securities of the Company other than the Common Stock, the Company will use its commercially reasonable efforts to cause a replacement shelf registration statement covering such other securities to be filed and to become effective as promptly as practicable;

(d)   file the Second Shelf Registration Statement as expeditiously as possible following the request of Holders of a majority of Registrable Securities not included in the initial Shelf Registration Statement, who are or become parties to this Agreement; provided, however, that the Company shall have the right to delay the filing of the Second Shelf Registration Statement or to delay the effectiveness thereof, upon notice to the affected Holders, if there has occurred or there is pending a corporate development (including an offering of the Company’s securities) that, in the reasonable discretion of the Company, makes it appropriate to delay such filing or effectiveness of the Second Shelf Registration Statement.  Such delay or delays (each a “Period of Delay”) shall not exceed an aggregate of 90 days.  A Period of Delay shall continue only so long as the event continues and so long as the Company is pursuing with reasonable diligence the addressing of the matter that gave rise to the delay.  The Company shall promptly notify the Holders, whose Registrable Securities are to be included in the Second Shelf Registration Statement, when any Period of Delay has been lifted.

(e)   use its commercially reasonable efforts to keep the Second Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act in order to ensure that (A) it is available for resales by the Holders of Registrable Securities included therein and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time, for a period from the date the Second Shelf Registration Statement is declared effective by the Commission until the date on which no Registrable Securities remain outstanding; provided, however, the Company shall not be obligated to file more than one post-effective amendment to the Second Shelf Registration Statement or to amend or supplement the prospectus forming a part thereof in order to include information relating to an assignee of this Agreement pursuant to Section 5.4(a) hereof more frequently than once in any 90-day period.  If at any time the Warrants represent rights to purchase securities of the Company other than the Common Stock, the Company will use its commercially reasonable efforts to cause a replacement shelf registration statement covering such other securities to be filed and to become effective as promptly as practicable.

2.2.       Notwithstanding anything to the contrary in Section 2.1, as a condition precedent to its obligations under Section 2.1, the Company may require that each Holder furnish the Company such information in writing regarding such Holder and the distribution of the Registrable Securities owned by such Holder, as the Company may reasonably request (including information required by the Commission), provided that such information is necessary for the Company to effect the registration of the Registrable Securities and shall be used only in connection with such registration.

3.             Registration Procedures.  In connection with its obligations under Section 2 hereof, the Company shall undertake to:

(a)           furnish, before filing a Shelf Registration Statement and prospectus and any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any free writing prospectus related thereto, to one counsel for the relevant Holders (selected by the Holders of a majority of Registrable Securities being registered under the applicable Registration Statement) copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the review and reasonable comment of such counsel, and the Company shall not file a Shelf Registration Statement or any amendment thereto, any prospectus or any supplement thereto or any free writing prospectus related thereto to which the Holders of a majority of Registrable Securities being registered under the applicable Registration Statement shall reasonably object;

(b)           prepare and file with the Commission such amendments and supplements to a Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by a Shelf Registration Statement in accordance with the intended methods of disposition by the relevant Holders thereof set forth in a Shelf Registration Statement;

(c)           furnish, without charge, to each Holder such number of copies of a Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus (including each preliminary prospectus) included in a Shelf Registration Statement in conformity with the requirements of the Securities Act, each free writing prospectus utilized in connection therewith, and other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder,  The Company consents to the use of the prospectus included in a Shelf Registration Statement and any amendment or supplement thereto by each of the

Holders in connection with the offer and sale of the Registrable Securities covered by a Shelf Registration Statement;

(d)           use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement under such other securities or “blue sky” laws where the Common Stock is listed for trading, and to do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the relevant Registrable Securities in such jurisdiction, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)           promptly notify each Holder: (i) when a Shelf Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to a Shelf Registration Statement or any free writing prospectus has been filed and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to a Shelf Registration Statement  or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose and of the Company’s taking of any action pursuant to Section 3.1; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which, based on advice of the Company’s  counsel, results in a Shelf Registration Statement, any prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement;

(g)           use its commercially reasonable efforts to cause all Warrant Shares covered by a Shelf Registration Statement to be listed on the New York Stock Exchange or the principal securities exchange on which the Common Stock is then listed;

(h)           make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, and the applicable rules and regulations, as soon as practicable after the effective date of a Shelf Registration Statement and in any event no later than 18 months after the effective date (as defined in Rule 158(c) under the Securities Act) of a Shelf Registration Statement;

(i)            if requested by any Holder, promptly incorporate in a Shelf Registration Statement or related prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holder may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities; provided, however, that nothing herein shall be deemed to require the Company to participate in any underwritten offering of any Registrable Securities or to include information relating to an underwritten offering in the Plan of Distribution other than as set forth in Section 3 hereof;

(j)            cooperate and assist in any filings required to be made with the FINRA; and

(k)           cooperate with the relevant Holders, to facilitate the timely preparation and delivery of warrant certificates or stock certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of the relevant Holders at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof.

Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (ii) through (v) of paragraph (e) of Section 3, such Holder will discontinue disposing of Registrable Securities pursuant to a Shelf Registration Statement covering such Registrable Securities until the Company has remedied the basis for such suspension and, to the extent applicable, such Holder receives copies of the supplemented or amended prospectus contemplated by paragraph (e) of Section 3.

3.1.       Suspension of Shelf Registration Statement Availability.  The Company may suspend each Holder’s use of a Shelf Registration Statement (each such period, a “Suspension Period”) if (i) there has occurred or there is pending a corporate development that, in the reasonable discretion of the Company makes it appropriate to suspend the availability of a Shelf Registration Statement, (ii) there has occurred an event or some other fact exists as a result of which, based on advice of the Company’s  counsel, a Shelf Registration Statement or any document incorporated by reference therein, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus, or any document incorporated by reference therein, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Commission or any U.S. state securities commission issues a stop order in respect of a Shelf Registration Statement or otherwise prohibits the use of the related prospectus.  Upon such suspension, the Company shall give notice to the Holders that the availability of a Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to such Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus.  The Suspension Period or Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.  The Company shall not be required to specify in the written notice the Holders the nature of the event giving rise to the Suspension Period, nor shall the Company do so without the prior written consent of such Holder.  The Suspension Period shall continue only so long as the event continues and so long as the Company is pursuing with reasonable diligence the addressing of the matter that gave rise to the suspension.  The Company shall promptly notify the Holders when any Suspension Period with respect to a Shelf Registration Statement has been lifted.

3.2.       Registration Expenses.  The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof.  The Holders will bear their individual selling expenses, including commissions and discounts and transfer taxes.

3.3.       No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities.

3.4.       Limitations on Sale or Distribution of Other Securities.  Each Holder of an amount of Registrable Securities that is equivalent to more than 5% of the underlying Common Stock outstanding at the time of any underwritten public offering effected by the Company agrees that, to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company, not to sell any Common Stock or any Common Stock Equivalent (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days provided, however, that in the event that either (a) during the last 17 days of the 90-day period referred to above the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the 90-day restricted period the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

3.5.       Notice Information.  Subject to applicable law, each Holder shall be at liberty to disclose any information properly received by it under Section 3 hereof to (i) any Person, if any, who controls such Holder within the meaning of the Securities Act or any of its subsidiaries from time to time; (ii) any other company associated with the Holder; (iii) any of the Holder’s professional advisers; and (iv) any prospective transferee of Registrable Securities (provided that such prospective transferee is bound by an obligation of confidentiality).

4.             Indemnification.

(a)           The Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, (x) each Holder and their respective directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees and stockholders thereof), and (y) each other Person, if any, who controls such Holder within the meaning of the Securities Act (any person referred to in clause

(x) or (y) may hereinafter be referred to as an “Indemnified Holder”), from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such Indemnified Holder may become subject under the Securities Act or otherwise (collectively, “Claims”) to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission of a material fact from, a Shelf Registration Statement or amendment thereof or supplement thereto or any prospectus contained therein or any preliminary, final or summary prospectus or free writing prospectus utilized in connection therewith, and the Company will reimburse any such Indemnified Holder for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Holder in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission of a material fact from, a Shelf Registration Statement or any amendment thereof or supplement thereto or any preliminary, final or summary prospectus or free writing prospectus utilized in connection therewith in reliance upon and in conformity with written information relating to any Holder furnished to the Company by or on behalf of such indemnified party specifically for use therein.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(b)           Each Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, managing directors, employees, agents, affiliates, consultants, representatives, successors, assigns, general and limited partners, stockholders and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, a Shelf Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to a Holder furnished to the Company or its representatives by or on behalf of such Holder expressly for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim, to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact contained in written information relating to any Holder furnished to the Company by or on behalf of such Holder specifically for use therein, as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to Section 4(b) and Sections 4(c), (d) and (e) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to a Shelf Registration Statement giving rise to such Claim.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such Registrable Securities by such Holder.  Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 4, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of Section 4, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any such Person otherwise than under this Section 4.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)           If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 4(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to Section 4(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of Section 4(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in Section 4(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to Section 4(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 4(b) and (c).

(d)           The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Registrable Securities by any such party.

(e)           The indemnification and contribution required by Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

5.             General.

5.1.       Rule 144A and Rule 144.

(a)           The Company agrees with each Holder, for so long as it holds any Registrable Securities and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act but only to the extent necessary to permit resales of such Registrable Securities pursuant to Rule 144 by a person who is not an affiliate of the Company.

(b)           In addition, if any Registrable Securities are held by any Holder at a time when the Company is not subject to the reporting requirements of Section 13(a) or 15(d)

of the Exchange Act, the Company will make publicly available the information specified in Rule 144(c)(2) for the period specified in Rule 144(b)(1)(i).

5.2.       Amendments and Waivers.  The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Majority Holders.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

5.3.       Notices.  All notices, requests, claims, demands and other communications required or permitted to be given hereunder to the Company or the Warrant Agent will be in writing and will be given when delivered by hand or sent by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier (providing proof of delivery) or by telecopy or electronic mail (providing confirmation of transmission) or, if to a Holder, will be in writing by first class mail (postage prepaid).  All such notices, requests, claims, demands or other communications will be addressed as follows:

if to the Company, to:

Danaos Corporation

c/o Danaos Shipping Co., Ltd.

14 Akti Kondyli

185 45 Piraeus, Greece

Telephone No.:  + 30 210 419 6401

Fax No.: + 30 210 419 6489

Attention:  Chief Executive Officer

Email: ceo@danaos.com

With a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Telephone No.:  (212) 309-6050

Fax No.:  (212) 309-6001

Attention:  Stephen P. Farrell

Email: sfarrell@morganlewis.com

If to the Warrant Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Admin 8

Facsimile: (718) 765-8718

Email: admin8@amstock.com

With a copy to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: General Counsel

Facsimile: (718) 331-1852

Email: legalcontracts@amstock.com

If to a Holder, to the address of such Holder as it appears in the records of the Warrant Agent.

or such other address as the Company, the Warrant Agent or a Holder shall have specified to the other party in writing in accordance with Section 5.3.

5.4.       Miscellaneous.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not.  This Agreement may not be assigned by any Holder without the prior written consent of the Company.  Notwithstanding the previous sentence, in connection with a sale or transfer of Registrable Securities, a Holder may assign its rights hereunder to the transferee, if following such transaction, the Warrants or Warrant Shares being sold or transferred, would constitute Registrable Securities in the hands of the transferee or the Warrant Shares issuable upon exercise of any Warrants being transferred would constitute Registrable Securities when issued to the transferee.  As a condition of such assignment, such Person shall execute an agreement in form and substance reasonably satisfactory to the Company, to become a party to this agreement and bound by its terms, and provide, in a timely fashion, the information required by Section 2.2 hereof.

(b)           This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements.

(c)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

(d)           With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the state and federal courts of the State of New York (the “New York Courts”) and waives any objection to venue being laid in the New York Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the New York Courts; provided, however, that a party may commence any Proceeding in a court other than a New York Court solely for the purpose of enforcing an order or judgment issued by one of the New York Courts and (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, in relation to the Company to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or such other location as the Company may designate upon notice from the Warrant Agent as the office or agency for such purpose or, in relation to a Stockholder, at its address referred to in Section 5.3; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

(e)           WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f)            The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  All section references are to this Agreement unless otherwise expressly provided.

(g)           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(h)           Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(i)            Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.5.       No Inconsistent Agreements.  The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

DANAOS CORPORATION

By:	/s/ John Coustas
Name: John Coustas
Title: President and Chief Executive Officer

THE ROYAL BANK OF SCOTLAND PLC		Number of Warrants: 4,039,395

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

HSH NORDBANK AG		Number of Warrants: 3,711,417

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

CREDIT SUISSE INTERNATIONAL		Number of Warrants: 1,946,851

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

EMPORIKI BANK OF GREECE S.A.		Number of Warrants: 1,157,876

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

DEUTSCHE BANK AKTIENGESELLSCHAFT		Number of Warrants: 1,013,134

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

ABN AMRO BANK N.V.		Number of Warrants: 745,193

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

DEUTSCHE SCHIFFSBANK
AKTIENGESELLSCHAFT		Number of Warrants: 709,595

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

UBERIOR TRADING LIMITED		Number of Warrants: 513,091

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

CITIBANK N.A. LONDON BRANCH		Number of Warrants: 333,707

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

PIRAEUS BANK S.A.		Number of Warrants: 405,236

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

NATIONAL BANK OF GREECE S.A.		Number of Warrants: 232,102

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

EFG EUROBANK ERGASIAS S.A.		Number of Warrants: 77,009

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

COMMERZBANK AG, FILIALE LUXEMBOURG		Number of Warrants: 74,870

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

AEGEAN BALTIC BANK S.A.		Number of Warrants: 40,524

By:	/s/ Authorised Signatory
Name:
Title:
Address:
Telephone No.:

EXHIBIT A

UNREGISTERED HOLDERS

The following Holders will not be registering some or all of their Registrable Securities under the initial Shelf Registration Statement:

Name of Holder	Number of Unregistered Registrable Securities Held	Total Number of Registrable Securities Held
HSH Nordbank AG	3,711,417	3,711,417
Credit Suisse International	1,946,851	1,946,851
Deutsche Schiffsbank Aktiengesellschaft	709,595	709,595
Uberior Trading Limited	513,091	513,091
Commerzbank AG, Filiale Luxembourg	74,870	74,870

HOLDERS ELECTING TO DEFER ISSUANCE

The following Holders have elected to defer the issuance of their respective Registrable Securities:

Name of Holder	Total Number of Deferred Registrable Securities
HSH Nordbank AG	3,711,417
Commerzbank AG, Filiale Luxembourg	74,870